SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2004

W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico 00680

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (787) 834-8000

Not Applicable

(Former name or former address, if changed since last report)

     Item 9. Regulation FD Disclosure.

     On January 15, 2004, W Holding Company (the “Company”) issued a press release announcing that its Board of Directors approved an increase in its dividend payment on the Company’s common stock. The new monthly cash dividend payment rate will be $0.0183, and will become effective with the payment to be made on February 17, 2004, to stockholders of record as of January 31, 2004. A copy of this press release is furnished as Exhibit 99.1 to this report.

     Also on January 15, 2004, the Company issued a press release announcing its earnings estimates for 2004. A copy of this press release is furnished as Exhibit 99.2 to this report.

     Item 12. Results of Operations and Financial Condition.

     On January 7, 2004, the Company issued a press release providing instructions on how to access the Company’s earnings call scheduled for January 16, 2004. A copy of this press release is furnished as Exhibit 99.3 to this report.

     On January 15, 2004, the Company issued a press release announcing its results of operations for the three months and year ended December 31, 2003. A copy of this press release is furnished as Exhibit 99.4 to this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.

(Registrant)

/s/ Freddy Maldonado

Freddy Maldonado
Chief Financial Officer

Date: January 15, 2004

Exhibit No	Description

99.1	Press release of the company, dated January 15, 2004

99.2	Press release of the company, dated January 15, 2004

99.3	Press release of the company, dated January 7, 2004

99.4	Press release of the company, dated January 15, 2004